IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF WYOMING

HEALTH ADVANCE, INC.,

Plaintiff,

vs.

JORDAN STARKMAN,

Defendant.

Case No. 2:17-CV-0132-SWS

AMENDED ORDER GRANTING TEMPORARY RESTRAINING ORDER

This matter came before the Court on Plaintiff's Motion for *Ex Parte* Temporary Restraining Order and Preliminary Injunction (ECF No. 3) and Motion to Amend Temporary Restraining Order (ECF No. 14). The Court, having reviewed Plaintiff's Verified Complaint, having considered Plaintiff's motions and the Defendant's objections to the motion to amend the previously entered Temporary Restraining Order ("TRO"), finds that the relief sought should be GRANTED.

In granting the Plaintiff's Motion for *Ex Parte* Temporary Restraining Order, this Court finds as follows:

1. Pursuant to Fed. R. Civ. P. 65(b), the specific facts alleged in Plaintiff's Verified Complaint, clearly show that immediate and irreparable injury, loss, or damage will result to the Plaintiff unless this Court issues a temporary restraining order.

Therefore, a temporary restraining order should issue without prior written or oral notice to the Defendant.

2. As alleged in the Plaintiff's Verified Complaint and motion for TRO, the Defendant's conduct of holding himself out to the public as the President of Health Advance, Inc., after his removal by the Board of Directors and Shareholders of Health Advance, has caused, is causing, and continues to cause immediate and irreparable harm to Health Advance and, by extension, its shareholders. As alleged in the Plaintiff's Verified Complaint, the Defendant has made unauthorized regulatory filings on behalf of the Plaintiff, a publicly-traded corporation, and issued unauthorized press releases in the name of the Plaintiff, which has resulted in the United States Security and Exchange Commission's suspension of the Plaintiff's ability to file regulatory disclosures as required by federal law. This prevents Health Advance from being able to offer securities, thereby adversely affecting Health Advance's goodwill, market capitalization, value as a going concern, and ability to attract future investors. Based on these allegations, this type of harm cannot be remedied merely by monetary or other legal damages but instead only can be prevented by the exercise of the Court's equitable powers.

3. As alleged in Plaintiff's motion to amend the TRO, due to statements made by Defendant Starkman prior to issuance of the TRO in this case, certain service providers have been unwilling to conduct the usual and customary business affairs of Health Advance through Interim Officer and Acting CEO, Dr. Muhammad Mukhtar, and Executive Director and Chairperson, Mr. Gregory Shusterman, without additional clarity

of the Court's TRO. Specifically, Plaintiff Health Advance will continue to be irreparably harmed if it is not granted specific authority to change and update its company information with its share trading exchange, OTC Markets, and to contract with First American Stock Transfer and to request and receive information from First American Stock Transfer regarding bills and amount due, as well as access the official stock registry.

4. The irreparable harm to Health Advance outweighs any purported harm or inconvenience to the Defendant. As alleged in the Plaintiff's Verified Complaint, the continuing and threatened injury to Health Advance is the inability to comply with federal securities laws by filing necessary disclosures with the SEC and the damage being caused to its reputation and public image by the Defendant, while the harm to Defendant in this case, viewed in a light most favorable to him, is being enjoined from holding himself out to the public as an officer of Health Advance, from issuing press releases in the name of Health Advance, and from making public filings in the name of Health Advance.

5. The irreparable harm to Health Advance caused by the issues raised in its motion to amend the TRO outweighs any purported harm or inconvenience to Defendant. The continuing and threatened injury to Health Advance is the inability to properly repair its marketability through OTC Markets and the First American Stock Transfer, shielding Health Advance from continuing damage being caused to its reputation and public image. The harm to Defendant from allowing Plaintiff to engage in its regular business activity, viewed in a light most favorable to him, appears to be minimal. Defendant seemingly

benefits from amendment of the temporary retaining order because the two requests made by Health Advance assist in mitigating damages, which otherwise could be awarded against Defendant should Plaintiff prevail.

6. An injunction prohibiting the Defendant from holding himself out to the public as the President of the Plaintiff, from issuing unauthorized press releases on behalf of the Plaintiff, and from making unauthorized securities filings on behalf of the Plaintiff, as well as permitting Health Advance to resume its securities filings with the SEC and otherwise conduct its usual and customary business affairs, serves the public interest by making available to the public information about Health Advance, a publicly-traded company, that is authorized, accurate and from a single source.

7. Based on the facts alleged in the Plaintiff s Verified Complaint, Health Advance has a substantial likelihood of success as to the merits of its claims.

8. For the reasons set forth above, the issuance of a Temporary Restraining Order in this matter is within the Court's sound discretion, in conformity with Fed. R. Civ. P. 65, and necessary to protect further immediate and irreparable harm to Plaintiff Health Advance, a publicly-traded company, and its shareholders.

IT IS, THEREFORE, ORDERED that:

A. Defendant Jordan Starkman and all other persons in active concert or participation with him are ordered to refrain from:

i. Issuing any press releases purporting to be on behalf of Plaintiff Health Advance;

ii. Making any sort of regulatory or governmental filings that claim that they are being filed by Plaintiff Health Advance; and

iii. Holding himself out to the public as having any current association with Plaintiff Health Advance.

B. This Court further declares that:

i. Defendant Jordan Starkman does not have the authority to make any regulatory or other filings on behalf of Plaintiff Health Advance with the United States Securities and Exchange Commission;

ii. the acting CEO, Dr. Muhammad Mukhtar, or the Vice Chair, Mr. Gregory Shusterman, of Plaintiff Health Advance, may make and effect such public disclosures and regulatory filings with the United States Securities and Exchange Commission on behalf of Health Advance as required by federal law, including, if necessary, the issuance by the United States Securities and Exchange Commission of an updated CIK (Central Index Key), CCC (CIK Confirmation Code), or any other similar security codes or credentials in order to allow Plaintiff Health Advance resume making public disclosures;

iii. Plaintiff Health Advance may remove any unauthorized filings due to the rare and unusual circumstances that resulted in these unauthorized filings;

iv. the Interim Officer and Acting CEO, Dr. Muhammad Mukhtar, or the Executive Director and Chairperson, Mr. Gregory Shusterman, have the authority to coordinate with OTC Markets Group, including the authority to conduct business-related communications and transactions concerning account

billing and company profile management; provide for the transfer of corporate documents; conduct filings via email, courier mail, fax, and phone; and take such other actions as may be required by OTC Markets to remove any warnings or restrictions on the trading of Health Advance's stock; and

v. the Interim Officer and Acting CEO, Dr. Muhammad Mukhtar, or the Executive Director and Chairperson, Mr. Gregory Shusterman, have authority to receive such information as may be requested from First American Stock Transfer & Trust Company, LLC, including authority to conduct business-related communications and transactions regarding account billing and company profile management; provide for the transfer of corporate documents, including the stock registry; conduct filings via email, courier mail, fax, and phone; and obtain any other information relating to Health Advance in the possession, custody, and control of First American Stock Transfer & Trust Company, LLC.

C. Neither Plaintiff, nor its officers, directors, or shareholders, shall take any action that will in any way affect the number of Health Advance, Inc.'s outstanding shares of stock, nor take any action to issue additional shares or re-classify any existing shares of stock. Nor shall Plaintiff or its officers, directors, or shareholders amend Health Advance, Inc.'s corporate bylaws or other governance documents in an effort to eliminate or minimize a party's standing in this matter.

D. Pursuant to Fed.R.Civ.P. 65(c), and no later than 5:00 p.m. Friday, September 1, 2017, **Plaintiff shall post a $10,000 cash or surety bond** as security for

payment of any costs and damages sustained by Defendant, which the Court finds would be de minimis, if found to have been wrongfully enjoined or restrained.

E. The Court's findings herein are preliminary, based only on the record now before it, and should not be considered in any way a determination as to the validity of Plaintiff's claims.

F. This Amended Temporary Restraining Order shall be effective as of the date and time of its entry and shall remain in effect until the date and time of the re-set hearing on Plaintiff's *Motion for Preliminary Injunction*, presently set for September 12, 2017 at 1:30 p.m.

Dated this 31st day of August, 2017 at 4:10 p.m.

Scott W. Skavdahl
United States District Judge